Exhibit 24.1

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Steven J. Cohen as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Z Trim Holdings, Inc. Registration Statement on Form S-1 No. 167059 covering the resale of shares of the common stock of the Company by the Selling Shareholders therein identified and any and all amendments  (including  post-effective  amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF I have hereunto set my name this 10 day of June, 2010.

s/Edward Smith III
Edward Smith, III
Director

s/Morris Garfinkle
Morris Garfinkle
Director

s/Mark Hershhorn
Mark Hershhorn
Director

s/Brian S. Israel
Brian S. Israel
Director